Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 5, 2014, with respect to the consolidated financial statements of SWS Group, Inc., included in Exhibit 99.1 of the current report of Hilltop Holdings Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of Hilltop Holdings Inc. on Form S-8 (File No. 333-112874) and Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-196367).

/s/ GRANT THORNTON LLP

Dallas, Texas
February 26, 2015